News Release
www.aviatnetworks.com
Aviat Networks Announces Fiscal 2019 Third Quarter and Nine-Month Financial Results; Provides Update to Its Fiscal 2019 Full Year Outlook
MILPITAS, Calif., May 13, 2019 -- Aviat Networks, Inc. (NASDAQ: AVNW), (“Aviat Networks” or the “Company”), the leading expert in wireless transport solutions, today reported financial results for its fiscal 2019 third quarter and nine months ended March 29, 2019.
“As indicated in our release last week, our fiscal 2019 third quarter results were impacted by a component shortage in North America, which has since been corrected, and a slowdown in spending in Africa. However, our outlook for the fiscal fourth quarter and fiscal year remains strong. North America continues to be an area of growth and fuels our optimism over the coming years. Internationally, we are adjusting our near-term outlook for Africa and transitioning our business model accordingly. Asia continues to grow as evidenced by our third quarter and year-to-date results, and we expect this momentum to continue.”
“As we’ve seen for the past several years, our business can fluctuate quarter to quarter. With that said, over a two-quarter period, you can see more stability and for the third year in a row, profitability has improved. We have also returned Aviat to growth over the past two years and expect to be in position to improve our operations in the coming year. We continue to drive innovation in our product offering and expand our services, resulting in new business and future opportunities, both in the private network and service provider segments. We also anticipate further improvements to our balance sheet and feel confident in our ability to enhance shareholder value.”
Fiscal 2019 Third Quarter and Nine-Month Results Comparisons
Revenue Comparisons:
The Company reported total revenue of $54.0 million for its fiscal 2019 third quarter as compared to $62.1 million in the comparable fiscal 2018 period. The year-over-year change was due to a $3.2 million decline in North America revenue, with the majority related to a component shortage which has since been corrected, and a $4.9 million decline in international revenue, primarily due to lower spending in Africa, and offset by an increase in revenue primarily in the Asia region.
For the nine-month period in fiscal 2019, the Company reported total revenue of $179.6 million, roughly in line with the comparable fiscal 2018 period. The year-over-year change for the nine-month period was primarily related to a $6.1 million decline in North America revenue due to the component shortage referenced above, as well as the timing of customer project milestones. This was partially offset by a $5.7 million increase in international revenue, with a significant increase in Asia.
Gross Profit Margin Comparisons:

GAAP gross margin for the fiscal 2019 third quarter was 30.1%, as compared to 29.2% in the comparable fiscal 2018 period, an improvement of 90 basis points. Non-GAAP gross margin for the fiscal 2019 third quarter was 30.2%, as compared to 29.1% in the comparable fiscal 2018 period, an improvement of 110 basis points. The year-over-year improvement in gross margin was driven primarily by improved profitability of product sales and lower supply chain costs.
GAAP gross margin for the fiscal 2019 nine-month period was 31.5% as compared to 31.8% in the comparable year-ago period, a decline of 30 basis points. Non-GAAP gross margin for the fiscal 2019 nine-month period was 31.6% as compared to 31.8% for the nine-month period of fiscal 2018, a decline of 20 basis points. The modest year-over-year decline in gross margin was primarily due to lower service margin rates caused by lower services volume in Africa and the Middle East, offset by higher product margins and lower supply chain costs.
Operating Expense Comparisons:
GAAP total operating expenses for the fiscal 2019 third quarter were $18.8 million as compared to $19.5 million in the comparable fiscal 2018 period, an improvement of $0.7 million or 3.8%. Non-GAAP total operating expenses for the fiscal 2019 third quarter, excluding the impact of share-based compensation and costs associated with strategic-related activities, were $17.9 million as compared to $19.0 million reported in the fiscal 2018 third quarter, an improvement of $1.1 million or 5.9%. The year-over-year improvement was primarily related to a reduction in related variable compensation expense, offset by higher research and development expenses, both on a GAAP and non-GAAP basis as the Company continues to invest in innovation and advance its offerings. GAAP total operating expenses for the fiscal 2019 nine-month period were $57.8 million as compared to $57.0 million in the comparable fiscal 2018 period. Non-GAAP total operating expenses for the fiscal 2019 nine-month period, excluding the impact of share-based compensation, restructuring charges (recovery) and costs associated with strategic-related activities, were $55.3 million as compared to $54.8 million reported for the comparable fiscal 2018 period, with the increase primarily related to a $0.9 million increase in non-GAAP research and development expenses to fund growth initiatives and future product roll-outs.
Operating Income (Loss) Comparisons:
GAAP operating loss was $2.5 million for the fiscal 2019 third quarter, as compared to a GAAP operating loss of $1.4 million for the comparable fiscal 2018 period. Non-GAAP operating loss was $1.6 million for the fiscal 2019 third quarter as compared to a non-GAAP operating loss of $0.9 million for the comparable fiscal 2018 period. For the fiscal 2019 nine-month period, the Company reported a GAAP operating loss of $1.1 million as compared to GAAP operating income of $0.3 million in the comparable year-ago period. For the fiscal 2019 nine-month period, the Company reported non-GAAP operating income of $1.5 million, as compared to non-GAAP operating income of $2.3 million for the fiscal 2018 nine-month period.

Income Tax Provision (Benefit) Comparisons:
For the third quarter ended March 29, 2019, the Company recorded a benefit from income taxes of $6.8 million, as compared to a provision for income taxes of $1.0 million in the comparable fiscal 2018 period.
The benefit for the third quarter ended March 29, 2019 was primarily due to a partial release of valuation allowance related to the Company’s U.S. deferred tax asset, based on sufficient positive objective evidence that the Company would generate sufficient taxable income in the U.S. to realize the deferred tax assets. Realization of the Company’s deferred tax assets is primarily dependent upon future taxable income. If the Company’s assumptions and consequently its estimates change in the future, the valuation allowances may be increased or decreased, resulting in a respective increase or decrease in income tax expense.
The net income tax benefit for the fiscal 2018 nine-month period was primarily due to the foreign tax refunds received from the Inland Revenue Authority of Singapore (“IRAS”) of $1.3 million and the release of a valuation allowance related to refundable AMT credit of $3.3 million as provided under the Tax Act, offset by tax expense related to profitable subsidiaries.
Net Income (Loss) Attributable to Aviat Networks Comparisons:
For the fiscal 2019 third quarter, the Company reported GAAP net income of $4.3 million or net income per diluted share of $0.78, as compared to a GAAP net loss of $2.6 million or a net loss per diluted share of $0.49 in the fiscal 2018 third quarter. The Company reported a non-GAAP net loss in the fiscal 2019 third quarter of $1.8 million or a net loss per diluted share of $0.33, as compared to a non-GAAP net loss in the fiscal 2018 third quarter of $1.4 million or a net loss per diluted share of $0.26.
For the nine-month period in fiscal 2019, the Company reported GAAP net income of $5.9 million or net income per diluted share of $1.05, as compared to GAAP net income of $1.8 million or net income per diluted share of $0.32. The Company reported non-GAAP net income of $0.6 million or net income per diluted share of $0.11, as compared to non-GAAP net income of $0.9 million or net income per diluted share of $0.17 in the comparable fiscal 2018 period.
The Company reported an Adjusted Earnings Before Taxes, Depreciation and Amortization (“EBITDA”) loss of $0.5 million for the fiscal 2019 third quarter, as compared to Adjusted EBITDA of $0.2 million in the fiscal 2018 third quarter. For the fiscal 2019 nine-month period, Adjusted EBITDA was $4.9 million, as compared to Adjusted EBITDA of $5.7 million in the fiscal 2018 nine-month period.
Balance Sheet Updates
As of March 29, 2019, the Company reported cash, cash equivalents and restricted cash of $36.1 million, as compared to cash, cash equivalents and restricted cash of $37.4 million at June 29, 2018. Note, during the fiscal 2019 nine-month period, the Company repurchased approximately $1.9 million of its common stock under its Stock Repurchase Program. On a sequential basis, when comparing against the fiscal 2019 second quarter, the Company’s cash, cash equivalents and restricted cash position increased by $4.5 million. The sequential improvement was anticipated and was a result of stronger collections in North America.
A reconciliation of GAAP to non-GAAP financial measures for the third quarter and nine months of fiscal 2019, along with the accompanying notes, is provided in Table 3 below.

Fiscal 2019 Fourth Quarter and Full-Year Outlook

•
The Company expects revenue in the fiscal 2019 fourth quarter to be in the range of $66.0 million - $71.0 million, which would result in total revenue of approximately $246.0 million - $251.0 million in fiscal 2019, or growth of approximately 1.0 - 3.0%. As previously communicated, fiscal fourth quarter revenues were anticipated to be stronger than the fiscal 2019 third quarter and the Company has resolved the component shortage which adversely impacted fiscal 2019 third quarter results. The narrowed range from the Company’s prior guidance is related to the current and anticipated slowdown in spending in Africa, offset by a strong outlook in North America.

•
Non-GAAP gross margins in the fiscal 2019 fourth quarter are anticipated to be 35.5 - 36.5%, resulting in non-GAAP gross margin of approximately 33.0% in fiscal 2019, in line with the Company’s prior guidance.

•
Non-GAAP operating expenses in the fiscal 2019 fourth quarter are anticipated to be in the range of $18.0 million - $19.0 million, with the higher end of the range dependent upon achieving anticipated top- and bottom-line results. This would result in total operating expenses of $73.5 million - $74.5 million for fiscal 2019.

•	Non-GAAP operating income in the fiscal 2019 fourth quarter is anticipated to be approximately $6.0 million, resulting in fiscal 2019 non-GAAP operating income of approximately $7.5 million.

•
Adjusted EBITDA in the fiscal 2019 fourth quarter is anticipated to be approximately $7.0 million, resulting in fiscal 2019 Adjusted EBITDA of $11.0 million - $12.0 million, with the minor variance from prior guidance based on the current spending environment in Africa. However, the Company anticipates a year-over-year bottom-line improvement, representing the third year in a row.

Conference Call Details
Aviat Networks will host a conference call at 4:30 p.m. Eastern Time (ET) on Monday, May 13, 2019 to discuss its results for the fiscal 2019 third quarter and nine-month periods. To listen to the live conference call, please dial toll free (US/CAN) (866) 562-9910, (INTL) (661) 378-9805, conference ID: 3588565. Investors are invited to listen via webcast, which will be broadcasted live and via replay approximately two hours after the call at http://investors.aviatnetworks.com/events-and-presentstions/events.
Non-GAAP Measures and Comparative Financial Information
Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management of Aviat Networks monitors gross margin, research and development expenses, selling and administrative expenses, operating income (loss), income tax provision (benefit), income (loss) from continuing operations attributable to Aviat Networks, basic and diluted net income (loss) per share from continuing operations attributable to Aviat Networks, adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA) attributable to Aviat Networks adjusted to exclude certain costs, charges, gains and losses, on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses, gains and losses as shown on the attached Reconciliation of non-GAAP Financial Measures table (Table 3). As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period.

Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks’ business and to better understand its performance. Aviat Networks' management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents these non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate its financial performance.
Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Aviat Networks
Aviat Networks, Inc. works to provide dependable products, services and support to our customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat Networks with their critical applications. Coupled with a long history of microwave innovations, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 50 years, the experts at Aviat Networks have delivered high performance products, simplified operations and the best overall customer experience. Aviat Networks is headquartered in Milpitas, California. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook, and LinkedIn.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 including Aviat Networks’ beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2019, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat Networks and trends in revenue, and other statements identified by the use of forward-looking terminology, including “anticipate,” “believe,” “plan,” “estimate,” “expect,” “goal,” “will,” “see,” “continue,” “delivering,” “view,” and “intend,” or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat Networks regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet financial covenant requirements which could impact, among other things, our liquidity;

•	the timing of our receipt of payment for products or services from our customers;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages, or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the ability to preserve and use our net operating loss carryforwards;

•	the effects of currency and interest rate risks;

•	the conduct of unethical business practices in developing countries; and

•	the impact of political turmoil in countries where we have significant business.
For more information regarding the risks and uncertainties for our business, see “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on August 28, 2018 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Investor Relations:
Glenn Wiener, GW Communications for Aviat Networks, Inc.
Tel: 212-786-6011 / gwiener@GWCco.com

Financial Tables to Follow

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2019 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018
Revenues:
Revenue from product sales	$34,615	$40,686	$115,696	$113,472
Revenue from services	19,422	21,407	63,933	66,526
Total revenues	54,037	62,093	179,629	179,998
Cost of revenues:
Cost of product sales	23,712	28,704	76,670	76,151
Cost of services	14,070	15,257	46,289	46,529
Total cost of revenues	37,782	43,961	122,959	122,680
Gross margin	16,255	18,132	56,670	57,318
Operating expenses:
Research and development expenses	5,350	4,754	15,603	14,696
Selling and administrative expenses	13,408	14,745	41,405	42,571
Restructuring (recovery) charges	—	(2)	796	(252)
Total operating expenses	18,758	19,497	57,804	57,015
Operating (loss) income	(2,503)	(1,365)	(1,134)	303
Interest income	73	49	167	149
Interest expense	(7)	(5)	(88)	(24)
Other expense, net	(1)	(54)	(1)	(220)
(Loss) income before income taxes	(2,438)	(1,375)	(1,056)	208
(Benefit from) provision for income taxes	(6,777)	1,015	(6,955)	(2,188)
Net income (loss)	4,339	(2,390)	5,899	2,396
Less: Net income attributable to noncontrolling interest, net of tax	—	233	—	605
Net income (loss) attributable to Aviat Networks	$4,339	$(2,623)	$5,899	$1,791

Net income (loss) per share of common stock outstanding:
Basic	$0.81	$(0.49)	$1.10	$0.34
Diluted	$0.78	$(0.49)	$1.05	$0.32
Weighted-average shares outstanding:
Basic	5,381	5,344	5,382	5,331
Diluted	5,577	5,344	5,634	5,632

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2019 Third Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	March 29, 2019	June 29, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$36,053	$37,425
Restricted cash	—	3
Accounts receivable, net	45,622	43,068
Unbilled receivables	28,474	14,167
Inventories	10,309	21,290
Customer service inventories	949	1,507
Other current assets	4,664	6,006
Total current assets	126,071	123,466
Property, plant and equipment, net	16,849	17,179
Deferred income taxes	12,185	5,600
Other assets	12,098	9,816
Total long-term assets	41,132	32,595
TOTAL ASSETS	$167,203	$156,061
LIABILITIES AND EQUITY
Current Liabilities:
Short-term debt	$9,000	$9,000
Accounts payable	34,165	30,878
Accrued expenses	22,234	25,864
Advance payments and unearned revenue	18,507	19,300
Restructuring liabilities	1,459	1,426
Total current liabilities	85,365	86,468
Unearned revenue	8,071	6,593
Other long-term liabilities	953	1,250
Reserve for uncertain tax positions	3,654	2,941
Deferred income taxes	1,553	1,293
Total liabilities	99,596	98,545
Equity:
Preferred stock	—	—
Common stock	54	54
Additional paid-in-capital	815,421	816,426
Accumulated deficit	(734,837)	(746,359)
Accumulated other comprehensive loss	(13,031)	(12,605)
Total equity	67,607	57,516
TOTAL LIABILITIES AND EQUITY	$167,203	$156,061

AVIAT NETWORKS, INC.
Fiscal Year 2019 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating (loss) income, provision for or benefit from income taxes, net income attributable to Aviat Networks, diluted net income per share attributable to Aviat Networks, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA) attributable to Aviat Networks, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2019 Third Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Nine Months Ended
	March 29, 2019	% of Revenue	March 30, 2018	% of Revenue	March 29, 2019	% of Revenue	March 30, 2018	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$16,255	30.1%	$18,132	29.2%	$56,670	31.5%	$57,318	31.8%
WTM inventory write-down recovery	—		(127)		(90)		(317)
Share-based compensation	44		53		144		152
Non-GAAP gross margin	16,299	30.2%	18,058	29.1%	56,724	31.6%	57,153	31.8%

GAAP research and development expenses	$5,350	9.9%	$4,754	7.7%	$15,603	8.7%	$14,696	8.2%
Share-based compensation	(42)		(36)		(123)		(114)
Non-GAAP research and development expenses	5,308	9.8%	4,718	7.6%	15,480	8.6%	14,582	8.1%

GAAP selling and administrative expenses	$13,408	24.8%	$14,745	23.7%	$41,405	23.1%	$42,571	23.7%
Share-based compensation	(372)		(446)		(1,129)		(1,423)
Strategic alternative costs	(491)		(43)		(491)		(920)
Non-GAAP selling and administrative expenses	12,545	23.2%	14,256	23.0%	39,785	22.1%	40,228	22.3%

GAAP operating (loss) income	$(2,503)	(4.6)%	$(1,365)	(2.2)%	$(1,134)	(0.6)%	$303	0.2%
WTM inventory write-down recovery	—		(127)		(90)		(317)
Share-based compensation	458		535		1,396		1,689
Strategic alternative costs	491		43		491		920
Restructuring (recovery) charges, net	—		(2)		796		(252)
Non-GAAP operating (loss) income	(1,554)	(2.9)%	(916)	(1.5)%	1,459	0.8%	2,343	1.3%

GAAP income tax (benefit) provision	$(6,777)	(12.5)%	$1,015	1.6%	$(6,955)	(3.9)%	$(2,188)	(1.2)%
Tax refund from Inland Revenue Authority of Singapore	—		—		—		1,322
Tax receivable from Department of Federal Revenue of Brazil	—		—		1,646		—

	Three Months Ended				Nine Months Ended
	March 29, 2019	% of Revenue	March 30, 2018	% of Revenue	March 29, 2019	% of Revenue	March 30, 2018	% of Revenue
	(In thousands, except percentages and per share amounts)
Release of valuation allowance	7,054		—		7,054		—
AMT credit related to valuation allowance release	—		—		—		3,303
Adjustment to reflect pro forma tax rate	23		(715)		(845)		(1,537)
Non-GAAP income tax provision	300	0.6%	300	0.5%	900	0.5%	900	0.5%

GAAP net income (loss) attributable to Aviat Networks	$4,339	8.0%	$(2,623)	(4.2)%	$5,899	3.3%	$1,791	1.0%
Share-based compensation	458		535		1,396		1,689
Strategic alternative costs	491		43		491		920
Restructuring (recovery) charges, net	—		(2)		796		(252)
Nigeria FX loss on dividend receivable	—		51		—		188
WTM inventory write-down recovery	—		(127)		(90)		(317)
Tax refund from Inland Revenue Authority of Singapore	—		—		—		(1,322)
Release of valuation allowance	(7,054)		—		(7,054)		—
AMT credit related to valuation allowance release	—		—		—		(3,303)
Tax receivable from Department of Federal Revenue of Brazil	—		—		(1,646)		—
Adjustment to reflect pro forma tax rate	(23)		715		845		1,537
Non-GAAP net (loss) income attributable to Aviat Networks	$(1,789)	(3.3)%	$(1,408)	(2.3)%	$637	0.4%	$931	0.5%

Diluted net income (loss) per share attributable to Aviat Networks’ stockholders:
GAAP	$0.78		$(0.49)		$1.05		$0.32
Non-GAAP	$(0.33)		$(0.26)		$0.11		$0.17

Shares used in computing diluted net income (loss) per share
GAAP	5,577		5,344		5,634		5,632
Non-GAAP	5,379		5,344		5,634		5,632

Adjusted EBITDA:
GAAP net income (loss) attributable to Aviat Networks	$4,339	8.0%	$(2,623)	(4.2)%	$5,899	3.3%	$1,791	1.0%
Depreciation and amortization of property, plant and equipment	1,024		1,391		3,408		3,981
Interest income (expense), net	(66)		(44)		(79)		(125)
Share-based compensation	458		535		1,396		1,689
Strategic alternative costs	491		43		491		920
Restructuring (recovery) charges, net	—		(2)		796		(252)
Nigeria FX loss on dividend receivable	—		51		—		188
WTM inventory write-down recovery	—		(127)		(90)		(317)
(Benefit from) provision for income taxes	(6,777)		1,015		(6,955)		(2,188)
Adjusted EBITDA attributable to Aviat Networks	$(531)	(1.0)%	$239	0.4%	$4,866	2.7%	$5,687	3.2%
_____________________________________________________

(1)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net (loss) income attributable to Aviat Networks excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from the GAAP net income attributable to Aviat Networks. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2019 Third Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018
	(In thousands)
North America	$28,581	$31,756	$93,660	$99,743
International:
Africa and the Middle East	11,079	17,623	39,058	43,767
Europe and Russia	3,326	3,638	10,271	11,898
Latin America and Asia Pacific	11,051	9,076	36,640	24,590
	25,456	30,337	85,969	80,255
Total revenue	$54,037	$62,093	$179,629	$179,998